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Exhibit 23.3





                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-4 of AMCON Distributing Company of our report dated February 23, 2001 relating to the financial statements and financial statement schedule of Merchants Wholesale, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


CLIFTON GUNDERSON L.L.C.

Peoria, Illinois
November 8, 2001